EXHIBIT 4
                        FORM OF VARIABLE ANNUITY CONTRACT




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[logo] PHOENIX
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           Annuitant: Jane Doe                        35 Female: Age and Sex

     Contract Number: 13000000                  January 1, 2001: Contract Date

     Initial Premium: $35,000.00



Dear Contract Owner:

Thank You for purchasing this annuity contract from PHL Variable Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 20 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                      PHL Variable Insurance Company
                      Variable Products Mail Operations
                      P.O. Box 8027
                      Boston, MA 02266-8027

                      Telephone (800) 447-4312


This contract provides for a series of Annuity Payments. We will pay the first Annuity Payment on the Annuity Date. The period and dollar amount of any subsequent payments are determined in accordance with the terms and conditions of this Contract.

Signed for PHL Variable Insurance Company at its Home Office, One American Row, Hartford, Connecticut 06102-5056.

                                      Sincerely yours,

                               PHL VARIABLE INSURANCE COMPANY

       /s/ John H. Beers                         /s/ Robert W. Fiondella
           Secretary                             Chief Executive Officer
                               Registrar




               SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

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
                                  SCHEDULE PAGE

                   [John Doe]                       Payment Option:         [A]
Owner[s]:          [Mary Doe]

Contract Number:   [13000000]                       [Certain Period: [10 years]]

Contract Date:     [January 1, 2001]                [Survivor Percent:   [100%]]

Annuity Date:      [February 1, 2001]


Annuitant:         [Jane Doe]                 Annuitant's Sex:                     [Female]
                                              Annuitant's Date of Birth:           [January 1,1925]
                                              Annuitant's Age at Issue:            [76 years]

Joint Annuitant:   [James Doe]                Annuitant's Sex:                     [Male]
                                              Annuitant's Date of Birth:           [January 1,1920]
                                              Annuitant's Age at Issue:            [81 years]

Premium:                     [$35,000]

Net Premium:                 [$24,125]

Assumed Interest Rate (AIR): [3.0%]

                                 SUBACCOUNT FEES

Risk and Administrative Fee:
         Base Contract:                     [.003424% (Based on an annual rate of 1.25%)]
         Guaranteed Minimum Payment Rider:  [.002740% (Based on an annual rate of 1.00%)]
         Total Fee:                         [.006164% (Based on an annual rate of 2.25%)]

                            CONTRACT FEES AND CHARGES

Tax:     [.000% of premium paid]

Payment Charge:     $24 per year taken proportionally from each Annuity Payment
                    ($24 for annual, $6 for quarterly, $2 for monthly)

Transfer Charge: [Currently, there is no charge for transfers. The Owner is permitted at least one free transfer each month. We reserve the right to impose a Transfer Charge after the first free transfer made in each month, upon prior Written Notice to the Owner. In no event, however, will such Transfer Charge exceed $20 per transaction.]

Surrender Charge:  See Page 6 for a Description of How this Charge Is
Determined.

                           PREMIUM ALLOCATION SCHEDULE

                           [Money Market #122 100.00%]

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                             CONTRACT SUMMARY

ABOUT THIS SUMMARY           This summary briefly highlights some of the major
                             contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help You find specific provisions. Your contract is a legal contract between You and Us. You should, therefore, READ
                             YOUR CONTRACT CAREFULLY.

                             Check the Schedule Page of this contract to make sure it reflects the premium allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT         This contract provides for payment of an immediate
                             annuity. The amount of the first Annuity Payment will be based on the payment option chosen, the Premium, the allocation of Premium among the Subaccounts and the FIA and the Assumed Interest
                             Rate (AIR) chosen at issue. If Variable Annuity
                             Payments are elected, subsequent Annuity Payments will vary based on the investment experience of the Subaccounts during the Annuity Payment period.

THE SEPARATE ACCOUNT         The PHL Variable Insurance  Company's Variable
                             Accumulation Separate Account (VA Account) is a
                             Separate Account established by Our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA
                             Account without reference to other income, gains and losses of Our General Account. The assets of the VA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.

                             We use the assets of the VA Account to buy shares of the Fund(s) of this contract according to Your most recent allocation instruction on file with Us at Our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.

                             The Subaccounts are part of the VA Account and have differing investment objectives. Subject to the terms of this contract, You may transfer the value of the Subaccounts between and among the various Subaccounts and from the Subaccounts.

WITHDRAWAL PRIVILEGE         Under payment options B, D, E and F You may make
                             withdrawals subject to limitations defined in
                             Part 5 and subject to any applicable surrender charge.


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                                TABLE OF CONTENTS

PART                                                         PAGE
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     SCHEDULE PAGE
     CONTRACT SUMMARY
     TABLE OF CONTENTS

1.   DEFINITIONS...............................................1

2.       ABOUT THIS CONTRACT...................................4
     The Contract and Application..............................4
     Required Proof of Age and Survival........................4
     Adjustment for Misstatement of
       Age or Sex..............................................4
     Assignments...............................................4
     Statement of Account......................................4

3. RIGHTS OF OWNER.............................................4
     Who Is the Owner..........................................4
     What Are the Rights of the Owner..........................4
     How to Change the Owner ..................................5
     How to Change the Beneficiary.............................5

4. PREMIUM AND ALLOCATION......................................5
     Premium ..................................................5
     Premium Allocation........................................5
     The Valuation of Subaccounts..............................5
     Additional Subaccounts....................................6

5. TRANSFERS, WITHDRAWALS AND SURRENDERS.......................6
     Transfers among Subaccounts ..............................6
     Withdrawals and Surrenders................................7
     Deferral of Payment.......................................8

6. EXPENSE CHARGES.............................................8
     Tax.......................................................8
     Surrender Charge..........................................9
     Transfer Charge...........................................9
     Payment Charge............................................9
     Risk and Administrative Fee...............................9

7. DETERMINATION OF COMMUTED VALUE.............................9
     Determination of the Commuted Value.......................9

8. DEATH BENEFITS..............................................9
     Death before the Annuity Date.............................9
     Death on or after the Annuity Date.......................10


 9. PAYMENT OPTIONS...........................................10
     Selection of Annuity Payment Option......................10
     Commencement of Annuity Payments.........................10
     Changing Remaining Certain Period of Annuity Payments....11
     Levelized Monthly Payments...............................11
     Calculation of Fixed Annuity Payments....................11
     Calculation of Variable Annuity Payments.................11
     Minimum Payment..........................................11
     Option A -Single Life Annuity ...........................12
     Option B -Single Life Annuity with
       Period Certain.........................................12
     Option C - Joint Survivor Life Annuity...................12
     Option D - Joint Survivor
       Life Annuity with Period Certain.......................12
     Option E -Annuity for Specified Period...................12
     Option F - Life Expectancy Annuity.......................12
     Option G - Unit Refund Life Annuity......................12
     Other Options............................................13

10. TABLES OF PAYMENT OPTION RATES.........................13-19


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                             PART 1: DEFINITIONS

YOU (YOUR)                   The Owner(s) of this contract.

WE (OUR, US)                 PHL Variable Insurance Company

ANNUITANT                    The person on whose continuation of life this
                             contract is issued. The Annuitant may not be changed following issuance of the Contract. See also, Joint Annuitant.

ANNUITY                      A contract promising a series of periodic payments.

ANNUITY DATE                 The date We calculate and make the first Annuity
                             Payment. The Annuity Date is one month after the Contract Date. We use the previous Valuation Date if such date is not a Valuation Date.

ANNUITY PAYMENT              The amount We pay on each Payment Calculation Date.
                             It is the sum of the Fixed Annuity Payment and the Variable Annuity Payment.

ANNUITY UNIT                 A standard of measurement used to determine the
                             amount of each Variable Annuity Payment.

ANNUITY UNIT VALUE           The Annuity Unit Value on any Valuation Date is
                             equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by
                             1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Interest Rate.

ASSIGNS Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED INTEREST RATE        The rate used to determine the first Variable
                             Annuity Payment. The amount of future Variable
                             Annuity Payments will depend on the relationship between the Assumed Interest Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value.
                             The Assumed Interest Rate is the annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the Variable Annuity
                             Payments.

BENEFICIARY                  The beneficiary entitled to receive payment of any
                             amounts payable under this contract upon death of the Owner, Annuitant, or Joint Annuitant.

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COMMUTED VALUE               The present value of any remaining guaranteed
                             Annuity Payments. This amount is calculated using the Assumed Interest Rate for Variable Annuity Payments or the underlying interest rate for Fixed Annuity Payments.

CONTRACT ANNIVERSARY         The same date each year as the Contract Date.

CONTRACT DATE                The Contract Date shown on the Schedule Page. It is
                             the date from which Contract Years and
                             anniversaries are measured.

CONTRACT VALUE               The total value of the Subaccounts and Fixed Income
                             Allocation on any Valuation Date.

CONTRACT YEAR                The first Contract Year is the one-year period from
                             the Contract Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED ANNUITY PAYMENTS       Annuity Payments which will vary in amount only if
                             additional funds are transferred from the Subaccounts to the FIA or payment option F (Life
                             Expectancy Annuity) is chosen. If there are no transfers from the Subaccounts to the Fixed Income
                             Allocation and the payment option is not option F, the payments will not vary in amount after the first payment is made.

FIXED INCOME ALLOCATION      The account within Our General Account to which
                             assets under the Contract may be allocated.

JOINT ANNUITANT              A person other than the Annuitant on whose
                             continuation of life Annuity Payments may be made.
                             The contract will have a Joint Annuitant only if payment option C or D is selected. The Joint
                             Annuitant may not be changed following issuance of the Contract.

NET INVESTMENT FACTOR        The Net Investment Factor for each Subaccount of
                             the Separate Account is determined by the
                             investment performance of the assets underlying the
                             Subaccount for the Valuation Period just ended. The
                             Net Investment Factor is equal to 1.000000 plus the
                             applicable net investment rate for the Valuation
                             Period. The net investment rate is determined by:

                             a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period. The net investment income is affected by an investment advisory expense fee which is deducted from the Funds in which the assets of the Subaccounts of the Separate Account are invested; and

                             b. dividing the result of (a) by the Subaccount's share of the Separate Account at the beginning of the Valuation Period; and

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                             c.  for each calendar day in the Valuation Period
                                 subtracting from the result of (a) divided by
                                 (b), an amount equal to the Risk and
                                 Administrative Fee.

NET PREMIUM                  The Premium less any applicable deduction for Tax.

PAYEE                        The person or party You designate to receive
                             Annuity Payments.

PAYMENT CALCULATION DATE     The date We calculate Annuity Payments. The first
                             Payment Calculation Date is the Annuity Date. After the first Payment Calculation Date, We will calculate payments on the same date each month. We use the previous Valuation Date if such date is not a Valuation Date.

PREMIUM The single premium We receive to invest in Your annuity.

PREMIUM PAYMENT DATE         The Valuation Date on which Your Premium is
                             received at Our Variable Products Operations unless it is received after the close of the New York
                             Stock Exchange, in which case it will be the next
                             Valuation Date.

TAX Any tax charged by a state or municipality on Premium, whether or not characterized as premium tax.

SUBACCOUNT(S)                The account(s) within Our Separate Account to which
                             assets under the contract may be allocated.

SURRENDER VALUE              The Commuted Value less any applicable surrender
                             charge.

VALUATION DATE               Every day the New York Stock Exchange is open for
                             trading.

VALUATION PERIOD             The period in days beginning with the day following
                             the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE ANNUITY PAYMENTS    Annuity Payments which vary with the investment
                             experience of the Subaccounts.

VPMO                         Our Variable Products Mail Operations  division.
                             The address is shown on the cover page of this contract.

WRITTEN REQUEST              A request We receive in writing at VPMO in a form
(AND WRITTEN NOTICE)         satisfactory to Us.

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                             PART 2: ABOUT THIS CONTRACT

THE CONTRACT                 This contract and  application, if any, which is
AND APPLICATION              attached to this contract, is the entire contract
                             between You and Us. As required to conform to law, any change in terms of this contract to be in effect must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. This contract is issued at Our Home Office in Hartford, Connecticut. Any benefits payable under this contract are payable at VPMO.

REQUIRED PROOF               We may require proof of the Annuitant's age before
OF AGE AND SURVIVAL          any Annuity Payments will begin. We also have the
                             right to require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR               If the age or sex of the Annuitant has been
MISSTATEMENT OF              misstated, payments made will be adjusted to the
AGE OR SEX                   amount that would have been paid based on the
                             Annuitant's correct age and sex. Any over payment(s) and under payment(s) made by Us will be charged or credited against future payments to be made under the contract.

ASSIGNMENTS                  We will not be considered to have notice of any
                             assignment of an interest in this contract until We receive the original or copy of the written assignment at VPMO. In no event will We be responsible for its validity.

STATEMENT OF ACCOUNT         We will provide You with an annual Statement of
                             Account.


                             PART 3: RIGHTS OF OWNER

WHO IS THE OWNER             The Owner may be the Annuitant, an employer, a
                             trust or any other individual or entity. If no Owner is named, the Annuitant will be the Owner.
                             Under contracts used with certain tax qualified plans, the Owner must be the Annuitant. You may name more than one Owner as Joint Owners. If one of such Joint Owners dies, all rights vest equally in the surviving Owners.

WHAT ARE THE RIGHTS          Unless You and We agree otherwise, You may exercise
OF THE OWNER                 all rights provided under this  contract without
                             the consent of anyone else. If there are multiple owners, all must consent to the exercise of rights provided under this contract. These rights include the right to:

                             a. Receive any amounts payable under this contract during the Annuitant's lifetime.

                             b.  Change the Owner.

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                             c.  Change the Payee.

                             d. Transfer the value of the Subaccounts between and among the various Subaccounts or from the Subaccounts to the FIA.

                             e. Make withdrawals under payment options B, D, E and F or fully surrender the contract for its Surrender Value under payment options E and F.

                             f.  Assign, subject to the restrictions stated in
                                 Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

HOW TO CHANGE THE OWNER      To change the Owner, You must submit a Written
                             Request. When We receive it, the change will be effective as of the date it was signed by You.
                             However, the change will be subject to any payment made or actions taken by Us before We receive and record the affect of the Written Notice.

HOW TO CHANGE THE            At any time prior to the death of the last of the
BENEFICIARY                  Annuitants under this contract, You may change the
                             Beneficiary. The change must be made by Written
                             Notice signed by You. When We receive it, the change will be effective as of the date it was signed by You. However, the change will be subject to any payment made or actions taken by Us before We received the Written Notice.


                             PART 4: PREMIUM AND ALLOCATION

PREMIUM The Premium must be at least $35,000 unless We agree otherwise. The Annuitant must be alive when the Premium is made. The Premium is payable at VPMO but may be given to an authorized agent for forwarding to VPMO. No benefit associated with any such Premium will be provided until it is actually received by Us at VPMO. A Premium greater than $1,000,000 requires prior approval from Us.

PREMIUM ALLOCATION           Upon receipt of You  Premium, We will temporarily
                             allocate Your Premium to the Money Market
                             Subaccount. On the Annuity Date, the then value of this contract's share in the Money Market
                             Subaccount will automatically be reallocated to the various Subaccounts and the FIA in accordance with Your instructions for the allocation of Premium provided when You purchased the contract.

THE VALUATION OF SUB-        The values of the assets in each Subaccount will be
ACCOUNTS                     calculated in accordance with applicable law and
                             accepted procedures.

                             We guarantee that expense and mortality results shall not adversely affect the dollar amount of variable benefits and other contractual payments and values.

ADDITIONAL SUBACCOUNTS       We have the right to add Subaccounts of the
                             Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority.


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                             PART 5: TRANSFERS, WITHDRAWALS AND
                                   SURRENDERS

TRANSFERS AMONG              You may transfer all or a portion of the value of
SUBACCOUNTS                  the Subaccounts of this contract  between and among
                             the Subaccounts and from the Subaccounts. No transfers may be made from the Fixed Income
                             Allocation to the Subaccounts. Transfers may be made by telephone or Written Request. We reserve the right to limit the number of transfers You may make each Contract Year. However, You may make up to at least twelve transfers per Contract Year among the Subaccounts. Once each Contract Year, You may transfer all or a portion of the value of the Subaccounts from the Subaccounts to the Fixed
                             Income Allocation. Transfers from the Subaccounts to the FIA will affect the amount of future Fixed
                             Annuity Payments. The amount of future Fixed
                             Annuity Payments will be determined by the Contract
                             Value of the FIA on the date of the transfer, the amount transferred to the Fixed Income Allocation, and the purchase rate in effect on the date of the transfer for the payment option selected when You purchased Your contract.

                             The transfer charge is as shown on the Schedule Page. Any such charge will be deducted from the Subaccounts from which the amounts are to be transferred with each such Subaccount bearing a pro rata share of the transfer charge. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer.

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WITHDRAWALS AND SURRENDERS   Under payment options B or D, You may withdraw,
                             less any applicable surrender charge, amounts equal to the Commuted Value of the payments that would have been made during the certain period You chose under the payment option.

                             If You withdraw the entire Commuted Value of the Annuity Payments We would have made during the certain period, We will not make any Annuity Payments during the years remaining in the certain period. If You withdraw only a portion of the Commuted Value of the Annuity Payments We would have made during the certain period, We will reduce the remaining Annuity Payments during the years remaining in the certain period. The remaining Annuity Payments are reduced by the same percentage as the percentage of the Commuted Value surrendered. Variable Annuity Payments will be commuted at the Assumed Interest Rate. Fixed Annuity Payments will be commuted using the underlying interest rate.

                             Annuity Payments that are to be made after the certain period is over will not change.

                             Under payment options E and F, You may withdraw, less any applicable surrender charge, all or part of the Commuted Value. Withdrawals under payment options E and F will affect the amount of future Annuity Payments.

                             Any amount withdrawn during the first seven years following the issue of the Contract will be subject to the following surrender charge, expressed as a percentage of the amount withdrawn:

                             Age in Complete Years from               Surrender
                                Premium Payment Date                    Charge
                                --------------------                    ------

                                          0                                7%
                                          1                                6%
                                          2                                5%
                                          3                                4%
                                          4                                3%
                                          5                                2%
                                          6                                1%
                                          7 and over                       0%

                             Surrender charges will be applied only on amounts withdrawn up to the Premium. In no event will the total of all surrender charges applied under this contract exceed 9% of the Premium.


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                             Withdrawals must be by Written Request and must
                             include such tax withholding information as We may reasonably require. The portion withdrawn from any Subaccount will be taken by the surrender and release of a portion of the value of the Subaccount as required to make the withdrawal, including any surrender charge applicable to such withdrawal. The portion withdrawn from the Fixed Income Allocation will be taken by the surrender and release of a portion of the Contract Value of the Fixed Income Allocation as required to make the withdrawal, including any surrender charge applicable to such withdrawal. If no Contract Value remains under this contract as the result of a withdrawal, the contract will be deemed fully surrendered and have no further value or effect. The value will be determined on the Valuation Date that coincides with the date of the withdrawal.

DEFERRAL OF PAYMENT          Transfers, withdrawals and surrenders will usually
                             be processed within 7 days after We receive the Written Request at VPMO. However, We may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                             a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                             b. when trading on the exchange is restricted by the Securities and Exchange Commission;

                             c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Subaccounts of the Separate Account; or

                             d. when a governmental body having jurisdiction over the VA Account by order permits such suspension.

                             Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in
                             (b) or (c) or (d) exist.


                             PART 6: EXPENSE CHARGES

                             Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

TAX A tax may be required based on the laws of the state of issue or the state where the Owner resides when the Premium is applied. The tax rate, if any, as of the Contract Date, is shown on the Schedule Page.


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SURRENDER CHARGE             A charge to cover expenses incurred in the sale and
                             distribution of this contract is taken in the form of a surrender charge as described in Part 5 which is applied to any withdrawals or full surrender made within the seven-year period following the Premium Payment Date.

TRANSFER CHARGE              A transfer charge is as shown on the Schedule Page.

PAYMENT CHARGE               The payment charge is taken in the form of a
                             deduction from each Annuity Payment as shown on the Schedule Page.

RISK AND ADMINISTRATIVE FEE  The risk and administrative fee is taken in the form of a daily fee against each Subaccount as shown on the Schedule Page. We reserve the right to lower such fee.


                             PART 7: DETERMINATION OF COMMUTED VALUE

DETERMINATION OF THE         The total Commuted Value under this contract
COMMUTED VALUE               equals the present value of the remaining
                             guaranteed Annuity Payments. The discount rate used to determine the present value is the Assumed
                             Interest Rate for the Variable Annuity Payments and the underlying interest rate for the Fixed Annuity
                             Payments.


                             PART 8: DEATH BENEFITS

                             The death benefits provided under this contract are not less than the minimum benefits required under the laws of the state where this contract is delivered.

                             Death Benefit
                             -------------
 DEATH BEFORE THE ANNUITY    On the death of any Owner, Annuitant or Joint
 DATE                        Annuitant before the Annuity Date, the death
                             benefit equals the Contract Value on the date We receive due proof of death.

                             Death of Owner
                             --------------
                             If the contract is held by a single Owner who dies before the Annuity Date, We will pay the death benefit to the Beneficiary. If the Beneficiary has predeceased the Owner, the Owner's estate will be the Beneficiary. If the Beneficiary is the spouse of the sole Owner, the Beneficiary may elect to continue the contract and exercise the rights of the Owner.

                             If the contract is held by multiple Owners and one or more Owners die before the Annuity Date, We will pay the death benefit to the surviving Owner(s), if any, who will be deemed to be the Beneficiary(ies). If the only Owners of the contract are spouses of each other, the surviving spouse may elect to continue the contract.


I601

                             Distribution on Death of Owner
                             ------------------------------
                             Any Beneficiary who is a natural person, may, within one year after We receive due proof of death, elect to receive a payment option. The payment option selected may not extend beyond such Beneficiary's life or life expectancy and the payments must begin within one year after death. If a payment option is not elected or the Beneficiary is a non-natural person, the entire Contract Value will be distributed in a lump sum no later than five years after the date of death.

                             Death of Annuitant or Joint Annuitant
                             -------------------------------------
                             If the Annuitant or Joint Annuitant die before the Annuity Date, We will pay the death benefit to the Owner(s) who will be deemed to be the Beneficiary(ies). If there is no surviving Owner(s), We will pay the death benefit to the Beneficiary(ies). Payment will be made as described above in "Distribution on Death of Owner".


DEATH ON OR AFTER THE        If an Owner dies after the Annuity Date and there
ANNUITY DATE                 is no surviving Owner, any remaining payments will
                             be paid to the Beneficiary under the payment option in effect on the date of death. Payments may not be deferred or otherwise extended. If there is a surviving Owner, the payments continue as if there had been no death.

                             If the Annuitant and Joint Annuitant, if any, dies and is survived by any Owner, any remaining guaranteed payments will be paid to such Owner(s). If no Owner survives, any remaining guaranteed payments will be paid to the Beneficiary. Payments will continue under the payment option in effect at the date of death and may not be deferred or otherwise extended. Alternatively, the surviving Owner(s), or Beneficiary if no Owner survives, may elect to take the Commuted Value of any remaining guaranteed payments in a lump sum.

                             PART 9: PAYMENT OPTIONS


SELECTION OF ANNUITY         You must elect a payment option when You purchase
PAYMENT OPTION               Your Contract. We have the right to require proof
                             of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. You may not change the payment option You elect.

COMMENCEMENT OF ANNUITY      Annuity Payments commence on the Annuity Date.
PAYMENTS                     The amount of Your Annuity Payment is determined
                             on the Payment Calculation Date. All future Annuity
                             Payments will be determined on the same day of the month as the Annuity Date. Following the first
                             Annuity Payment, if a Payment Calculation Date falls on a Non-Valuation Day or a date that does not occur in a given month, the Annuity Payment is calculated on the prior Valuation Day.

I601

CHANGING REMAINING           Under payment option E You may, upon Written
CERTAIN PERIOD               Request received by Us within thirty days of any
OF ANNUITY                   Contract Anniversary, change the remaining certain
PAYMENTS                     period of Annuity Payments. The amount of future
                             Annuity Payments following a change will be determined by the Commuted Value of the remaining
                             Fixed Annuity Payments and Variable Annuity
                             Payments under the certain period chosen at issue and the new certain period chosen.

LEVELIZED MONTHLY            You may elect to receive Annuity Payments that
PAYMENTS                     vary in amount each Contract Year but are level
                             each month throughout the Contract Year. These level payments are available only on a monthly frequency. You can begin receiving these level monthly payments as of the Annuity Date.

CALCULATION OF FIXED ANNUITY Under payment options A, B, C, D, E and G, a stream
PAYMENTS of Annuity Payments is purchased on the Annuity Date. The amount of the Fixed Annuity Payment is equal to the value in the Contract allocated to the FIA, divided by $1,000 and then multiplied by the appropriate factor for the payment option selected.

                             Under payment option F, We determine the amount of the annual distribution by dividing the value in the Contract held under this option by the annually recalculated life expectancy of the Annuitant.

CALCULATION OF               Under payment options A, B, C, D, E and G, the
VARIABLE ANNUITY PAYMENTS    amount of the first Variable Annuity Payment is
                             equal to the value in the Contract held under each Subaccount, divided by $1,000 and then multiplied by the applicable payment option rate. The total
                             Variable Annuity Payment is equal to the sum of the amounts provided by each Subaccount.

                             In each Subaccount the number of fixed Annuity Units is determined by dividing the amount of the initial Variable Annuity Payment provided by that Subaccount by the Annuity Unit Value for that Subaccount on the Annuity Date. Thereafter, the number of fixed Annuity Units in each Subaccount remains unchanged unless You transfer funds to or from the Subaccount. If You transfer funds to or from a Subaccount, the number of fixed Annuity Units will change effective with the transfer, but will remain fixed in number following the transfer.

                             Second and subsequent payments are determined by multiplying the number of fixed Annuity Units for each Subaccount by the Annuity Unit Value for that Subaccount on the Payment Calculation Date. The total Variable Annuity Payment will equal the sum of the amounts provided by each Subaccount. The amount of second and subsequent Variable Annuity Payments will vary with the investment experience of the Subaccounts. Payments may be either higher or lower than the first payment.

MINIMUM PAYMENT              If at any time the Annuity Payment due is less than
                             $20, We may make such settlement as is equitable to the Payee.

OPTION A -                   This option  provides  income for the lifetime of
SINGLE LIFE ANNUITY          the Annuitant.  No income is payable after the
                             death of the Annuitant.

OPTION B -                   This option provides payments that will continue
SINGLE LIFE ANNUITY          during the lifetime of the Annuitant or for the
WITH PERIOD CERTAIN          certain period, if longer.The certain period can be
                             10, 15, or 20 years.

I601

OPTION C -                   This option provides payments while the Annuitant
JOINT SURVIVOR               and the designated Joint Annuitant are living.
LIFE ANNUITY                 Payments will continue during the life of the
                             survivor at a level of 100% or 50% of the original level elected when You purchased the contract.You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least age 40 on the Annuity Date.

OPTION D -                   This option provides payments while the Annuitant
JOINT SURVIVOR               and the designated Joint Annuitant are living.
LIFE ANNUITY WITH            Payments will continue during the life of the
PERIOD CERTAIN               survivor or until the end of the certain period,
                             if longer, at a level of 100% or 50% of the original level elected when You purchased the contract. The certain period can be 10, 15, or 20 years. You must designate the Joint Annuitant at the time You elect this option. The designated
                             Joint Annuitant must be at least age 40 on the Annuity Date.

OPTION E -                   This option provides payments over a specified
ANNUITY                      period of time. Payment continues  whether
FOR SPECIFIED PERIOD         the Annuitant lives or dies. The specified period
                             must be in whole numbers of years from 5 to 30 but cannot be greater than 100 minus the age of the Annuitant. This option also provides for withdrawals.

                             This option provides an income which is payable
OPTION F -                   over the Annuitant's annually recalculated life
LIFE                         expectancy. This option is available only if 100%
EXPECTANCY ANNUITY           of the Net Premium is allocated to the Fixed Income
                             Allocation. This option provides income payments while the Annuitant is living or, if later, the date the income payments made total an amount which refunds the entire amount applied to the Fixed
                             Income Allocation. This option provides for withdrawals. This will thus affect the amount of future payments. Upon the death of the Annuitant, the refund amount will be paid in a lump sum. The refund amount is equal to the total amount applied to the FIA less the sum of the payments already made under the FIA.

OPTION G -                   This option provides payments for the lifetime of
UNIT REFUND                  the Annuitant. In the event of the death of the
LIFE ANNUITY                 Annuitant, the income will stop and the Beneficiary
                             will receive in a lump sum the sum of (1) and (2) below:

                             (1) the value of the Annuity Units on the Annuity
                                 Date less the sum of of any Variable Annuity
                                 Payments made prior to the Annuitant's death

                             (2) the amount applied to the Fixed Income
                                 Allocation on the Annuity Date less the sum of any Fixed Annuity Payments made prior to the Annuitant's death

OTHER OPTIONS                We may offer other payment options or alternative
                             versions of the options listed above.

                             PART 10: TABLES OF PAYMENT OPTION RATES

I601

                             The tables in this section show the following:

                             The guaranteed minimum monthly payments for Fixed Annuity Payments under payment options A-G for each $1,000 applied. Guaranteed Fixed Annuity Payment Rates are based on the a-49 Annuity Table projected to 1985 with Projection scale B, the age and sex of the Annuitant and Joint Annuitant and a minimum interest rate of 3%.

                             The life expectancy of the payee for Fixed Annuity Payments under payment option F.

                             The minimum initial payment for Variable Annuity Payments under payment options A-E and G for each $1,000 applied. The first Variable Annuity Payment is based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040, with continued projection thereafter, the age and sex of the Annuitant and Joint Annuitant and the Assumed Interest Rate. Subsequent Variable Annuity Payments will vary and may be higher or lower than the first payment.

                             If Our rates in effect on the Annuity Date are more favorable, We will use those rates. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

                             The term "age" as used in the tables refers to the actual age of the Annuitant on the Annuity Date.

I601

           FIXED ANNUITY PAYMENTS UNDER OPTION A - SINGLE LIFE ANNUITY

--------------- ------------ ------------
     AGE OF
     PAYEE          MALE        FEMALE
--------------- ------------ ------------
      40           $ 3.95       $ 3.75
--------------- ------------ ------------
      45             4.24         3.98
--------------- ------------ ------------
      50             4.62         4.28
--------------- ------------ ------------
      55             5.12         4.68
--------------- ------------ ------------
      60             5.79         5.24
--------------- ------------ ------------
      65             6.75         6.04
--------------- ------------ ------------
      70             8.15         7.22
--------------- ------------ ------------
      75            10.26         9.03
--------------- ------------ ------------
      80            13.54        11.88
--------------- ------------ ------------
      85            18.72        16.54
--------------- ------------ ------------


        FIXED ANNUITY PAYMENTS UNDER OPTION B - SINGLE LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN AND OPTION G - UNIT REFUND LIFE ANNUITY

------------ --------------------------- -------------------------- --------------------------
                 INSTALLMENT REFUND          10 YEARS CERTAIN           20 YEARS CERTAIN
  AGE OF    ---------------------------- -------------------------- --------------------------
  PAYEE          MALE         FEMALE        MALE         FEMALE        MALE        FEMALE
------------ ------------- ------------- ------------ ------------- ------------ -------------
    40          $3.80         $3.64         $3.86         $3.60        $3.74        $3.54
------------ ------------- ------------- ------------ ------------- ------------ ------------
    45           4.05          3.85          4.14          3.82         3.99         3.74
------------ ------------- ------------- ------------ ------------- ------------ ------------
    50           4.36          4.12          4.50          4.10         4.28         3.99
------------ ------------- ------------- ------------ ------------- ------------ ------------
    55           4.76          4.47          4.95          4.47         4.61         4.31
------------ ------------- ------------- ------------ ------------- ------------ ------------
    60           5.28          4.93          5.54          4.96         4.97         4.67
------------ ------------- ------------- ------------ ------------- ------------ ------------
    65           5.97          5.54          6.30          5.63         5.29         5.06
------------ ------------- ------------- ------------ ------------- ------------ ------------
    70           6.91          6.39          7.24          6.50         5.43         5.31
------------ ------------- ------------- ------------ ------------- ------------ ------------
    75           8.21          7.57          8.26          7.56         5.44         5.40
------------ ------------- ------------- ------------ ------------- ------------ ------------
    80          10.04          9.26         10.12          8.60         5.46         5.46
------------ ------------- ------------- ------------ ------------- ------------ ------------
    85          12.61         11.68         12.60          9.31         5.46         5.46
------------ ------------- ------------- ------------ ------------- ------------ ------------



       FIXED ANNUITY PAYMENTS UNDER OPTION C - JOINT SURVIVOR LIFE ANNUITY

--------------------------------------------------------------------------------------------------
                                                      MALE
   FEMALE   --------------------------------------------------------------------------------------
    AGE         40        45         50          55         60         65         70       75
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      40       $3.49     $3.55      $3.59       $3.62      $3.64      $3.65      $3.66    $3.67
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      45        3.58      3.67       3.74        3.80       3.83       3.86      3.88      3.89
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      50        3.65      3.79       3.90        4.00       4.07       4.12      4.16      4.18
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      55        3.72      3.89       4.06        4.22       4.35       4.44      4.51      4.56
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      60        3.77      3.97       4.20        4.43       4.65       4.83      4.96      5.05
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      65        3.80      4.04       4.31        4.62       4.94       5.25      5.51      5.71
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      70        3.83      4.08       4.34        4.77       5.20       5.67      6.13      6.52
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      75        3.85      4.12       4.46        4.88       5.40       6.04      6.75      7.46
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------

       FIXED ANNUITY PAYMENTS UNDER OPTION D - JOINT SURVIVOR LIFE ANNUITY
                          WITH 10 YEAR PERIOD CERTAIN

--------------------------------------------------------------------------------------------------
                                                      MALE
  FEMALE    --------------------------------------------------------------------------------------
   AGE           40         45         50         55        60        65         70         75
----------- ---------- --------- ----------- ----------- ---------- --------- ---------- ---------
      40       $3.49     $3.55      $3.59       $3.62      $3.64      $3.65     $3.66      $3.67
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      45        3.58      3.67       3.74        3.80       3.83       3.86      3.88       3.89
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      50        3.65      3.78       3.90        4.00       4.07      4.12       4.15       4.17
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      55        3.72      3.89       4.06        4.22       4.34       4.44      4.50       4.54
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      60        3.77      3.97       4.19        4.43       4.64       4.82      4.95       5.03
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      65        3.80      4.03       4.31        4.61       4.93       5.23      5.45       5.65
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      70        3.83      4.08       4.39        4.75       5.18       5.63      6.07       6.41
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------
      75        3.85      4.11       4.45        4.86       5.36       5.96      6.62       7.21
  ------------------------------ ----------- ----------- ---------- --------- ---------- ---------

I601

      FIXED ANNUITY PAYMENTS UNDER OPTION E - ANNUITY FOR SPECIFIED PERIOD


---------------------------------------------------------
     NUMBER OF            ANNUAL             MONTHLY
       YEARS            INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5               $211.99            $17.91
-------------------- ----------------- ------------------
         6                179.22             15.14
-------------------- ----------------- ------------------
         7                155.83             13.16
-------------------- ----------------- ------------------
         8                138.31             11.68
-------------------- ----------------- ------------------
         9                124.69             10.53
-------------------- ----------------- ------------------
        10                113.82              9.61
-------------------- ----------------- ------------------
        11                104.93              8.86
-------------------- ----------------- ------------------
        12                 97.54              8.24
-------------------- ----------------- ------------------
        13                 91.29              7.71
-------------------- ----------------- ------------------
        14                 85.95              7.26
-------------------- ----------------- ------------------
        15                 81.33              6.87
-------------------- ----------------- ------------------
        16                 77.29              6.53
-------------------- ----------------- ------------------
        17                 73.74              6.23
-------------------- ----------------- ------------------
        18                 70.59              5.96
-------------------- ----------------- ------------------
        19                 67.78              5.73
-------------------- ----------------- ------------------
        20                 65.26              5.51
-------------------- ----------------- ------------------
        25                 55.76              4.71
-------------------- ----------------- ------------------
        30                 49.53              4.18
-------------------- ----------------- ------------------



         FIXED ANNUITY PAYMENTS UNDER OPTION F - LIFE EXPECTANCY ANNUITY

----------------- ---------------------------------------------------
       AGE OF                       LIFE EXPECTANCY
       PAYEE                             (YEARS)
----------------- ---------------------------------------------------
         40                               42.5
----------------- ---------------------------------------------------
         45                               37.7
----------------- ---------------------------------------------------
         50                               33.1
----------------- ---------------------------------------------------
         55                               28.6
----------------- ---------------------------------------------------
         60                               24.2
----------------- ---------------------------------------------------
         65                               20.0
----------------- ---------------------------------------------------
         70                               16.0
----------------- ---------------------------------------------------
         75                               12.5
----------------- ---------------------------------------------------
         80                                9.5
----------------- ---------------------------------------------------
         85                                6.9
----------------- ---------------------------------------------------
         90                                5.0
----------------- ---------------------------------------------------


I601

         VARIABLE ANNUITY PAYMENTS UNDER OPTION A - SINGLE LIFE ANNUITY

--------------- ------------------------- -------------------------
                         AIR=3%                    AIR=6%
--------------- ------------------------- -------------------------
     AGE OF
     PAYEE         MALE        FEMALE        MALE        FEMALE
--------------- ------------ ------------ ------------ ------------
      40           $3.18        $3.03        $5.19        $5.07
--------------- ------------ ------------ ------------ ------------
      45            3.35         3.16         5.32         5.16
--------------- ------------ ------------ ------------ ------------
      50            3.56         3.33         5.49         5.28
--------------- ------------ ------------ ------------ ------------
      55            3.84         3.54         5.73         5.45
--------------- ------------ ------------ ------------ ------------
      60            4.20         3.82         6.06         5.69
--------------- ------------ ------------ ------------ ------------
      65            4.70         4.20         6.54         6.02
--------------- ------------ ------------ ------------ ------------
      70            5.39         4.72         7.22         6.51
--------------- ------------ ------------ ------------ ------------
      75            6.30         5.47         8.13         7.25
--------------- ------------ ------------ ------------ ------------
      80            7.58         6.53         9.42         8.31
--------------- ------------ ------------ ------------ ------------
      85            9.37         8.09        11.24         9.89
--------------- ------------ ------------ ------------ ------------
      90           12.01        10.44        13.93        12.30
--------------- ------------ ------------ ------------ ------------



                   VARIABLE ANNUITY PAYMENTS UNDER OPTION B -
                 SINGLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

--------------- ------------------------- -------------------------
                        AIR =3%                    AIR=6%
--------------- ------------ ------------ ------------ ------------
    AGE OF
    PAYEE          MALE        FEMALE        MALE        FEMALE
--------------- ------------ ------------ ------------ ------------
      40          $3.18        $3.03        $5.18        $5.07
--------------- ------------ ------------ ------------ ------------
      45           3.34         3.16         5.31         5.15
--------------- ------------ ------------ ------------ ------------
      50           3.55         3.32         5.47         5.27
--------------- ------------ ------------ ------------ ------------
      55           3.82         3.53         5.70         5.44
--------------- ------------ ------------ ------------ ------------
      60           4.17         3.81         6.00         5.66
--------------- ------------ ------------ ------------ ------------
      65           4.63         4.17         6.42         5.98
--------------- ------------ ------------ ------------ ------------
      70           5.23         4.66         6.98         6.43
--------------- ------------ ------------ ------------ ------------
      75           5.96         5.33         7.65         7.04
--------------- ------------ ------------ ------------ ------------
      80           6.84         6.18         8.47         7.84
--------------- ------------ ------------ ------------ ------------
      85           7.80         7.20         9.35         8.78
--------------- ------------ ------------ ------------ ------------
      90           8.69         8.24         10.15        9.74
--------------- ------------ ------------ ------------ ------------


I601

                              VARIABLE ANNUITY PAYMENTS UNDER OPTION C - JOINT SURVIVOR LIFE ANNUITY
                                                              AIR=3%

------------ --------------------------------------------------------------------------------------------------------------------
                                                                  MALE AGE
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
  FEMALE
    AGE         40        45         50         55         60        65        70         75         80        85         90
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    40        $2.92      $2.95     $2.98      $2.99      $3.01     $3.02      $3.02     $3.02      $3.03      $3.03     $3.03
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    45         2.97       3.02      3.06       3.09       3.12      3.13       3.14      3.15       3.15       3.16      3.16
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    50         3.02       3.09      3.15       3.20       3.24      3.27       3.29      3.31       3.31       3.32      3.32
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    55         3.06       3.15      3.24       3.32       3.38      3.44       3.47      3.50       3.52       3.53      3.53
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    60         3.10       3.21      3.32       3.43       3.54      3.62       3.69      3.74       3.77       3.79      3.81
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    65         3.12       3.25      3.39       3.54       3.69      3.83       3.94      4.04       4.10       4.14      4.17
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    70         3.14       3.28      3.44       3.63       3.83      4.03       4.22      4.38       4.51       4.59      4.65
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    75         3.16       3.31      3.49       3.70       3.95      4.22       4.51      4.77       5.00       5.17      5.30
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    80         3.16       3.32      3.51       3.75       4.04      4.38       4.77      5.17       5.55       5.87      6.12
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    85         3.17       3.33      3.53       3.79       4.11      4.51       4.99      5.53       6.10       6.66      7.14
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    90         3.17       3.34      3.55       3.81       4.15      4.59       5.15      5.82       6.60       7.44      8.28
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------



                              VARIABLE ANNUITY PAYMENTS UNDER OPTION C - JOINT SURVIVOR LIFE ANNUITY
                                                              AIR=6%

------------ --------------------------------------------------------------------------------------------------------------------
                                                                  MALE AGE
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
  FEMALE
    AGE         40        45         50         55         60        65         70        75         80        85         90
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    40        $4.98      $5.00     $5.02      $5.03      $5.04     $5.05      $5.05     $5.06      $5.06      $5.07     $5.07
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    45         5.01       5.04      5.07       5.09       5.11      5.12       5.13      5.14       5.15       5.15      5.15
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    50         5.04       5.08      5.12       5.16       5.19      5.21       5.23      5.25       5.26       5.27      5.27
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    55         5.07       5.12      5.18       5.23       5.29      5.33       5.37      5.39       5.41       5.43      5.44
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    60         5.10       5.16      5.24       5.32       5.40      5.47       5.53      5.58       5.62       5.64      5.66
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    65         5.12       5.20      5.30       5.40       5.52      5.63       5.74      5.83       5.89       5.94      5.98
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    70         5.14       5.23      5.35       5.48       5.64      5.81       5.98      6.13       6.25       6.35      6.41
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    75         5.15       5.26      5.39       5.55       5.75      5.99       6.24      6.48       6.70       6.89      7.02
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    80         5.16       5.28      5.42       5.61       5.85      6.15       6.49      6.86       7.22       7.55      7.81
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    85         5.17       5.29      5.45       5.66       5.93      6.28       6.72      7.22       7.76       8.31      8.80
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    90         5.18       5.30      5.47       5.69       5.98      6.38       6.90      7.53       8.27       9.09      9.92
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------

I601


                VARIABLE ANNUITY PAYMENTS UNDER OPTION D - JOINT SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
                                                              AIR=3%

------------ --------------------------------------------------------------------------------------------------------------------
                                                                  MALE AGE
------------ --------------------------------------------------------------------------------------------------------------------
  FEMALE
    AGE         40        45         50         55        60         65        70         75         80        85         90
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------

    40        $2.92      $2.95     $2.98      $2.99      $3.01     $3.02      $3.02     $3.02      $3.03      $3.03     $3.03
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    45         2.97       3.02      3.06       3.09       3.12      3.13       3.14      3.15       3.15       3.16      3.16
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    50         3.02       3.09      3.15       3.20       3.24      3.27       3.29      3.30       3.31       3.32      3.32
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    55         3.06       3.15      3.24       3.32       3.38      3.44       3.47      3.50       3.51       3.52      3.53
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    60         3.10       3.21      3.32       3.43       3.54      3.62       3.69      3.74       3.77       3.79      3.80
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    65         3.12       3.25      3.39       3.54       3.69      3.83       3.94      4.03       4.09       4.13      4.15
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    70         3.14       3.28      3.44       3.63       3.83      4.03       4.22      4.38       4.50       4.58      4.62
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    75         3.15       3.30      3.49       3.70       3.95      4.22       4.50      4.76       4.97       5.13      5.24
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    80         3.16       3.32      3.51       3.75       4.04      4.38       4.75      5.14       5.49       5.78      5.98
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    85         3.17       3.33      3.53       3.78       4.10      4.49       4.96      5.47       5.99       6.45      6.81
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    90         3.17       3.34      3.54       3.80       4.14      4.56       5.09      5.71       6.39       7.04      7.59
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------



                VARIABLE ANNUITY PAYMENTS UNDER OPTION D - JOINT SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
                                                              AIR=6%

------------ --------------------------------------------------------------------------------------------------------------------
                                                                  MALE AGE
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
  FEMALE
    AGE         40        45         50         55         60        65        70         75         80        85         90
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    40        $4.98      $5.00     $5.02      $5.03      $5.04     $5.05      $5.05     $5.06      $5.06      $5.06     $5.07
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    45         5.01       5.04      5.07       5.09       5.11      5.12       5.13      5.14       5.14       5.15      5.15
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    50         5.04       5.08      5.12       5.16       5.19      5.21       5.23      5.25       5.26       5.26      5.27
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    55         5.07       5.12      5.18       5.23       5.28      5.33       5.36      5.39       5.41       5.42      5.43
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    60         5.10       5.16      5.24       5.32       5.40      5.47       5.53      5.58       5.61       5.64      5.65
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    65         5.12       5.20      5.29       5.40       5.52      5.63       5.73      5.82       5.88       5.93      5.96
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    70         5.14       5.23      5.34       5.48       5.64      5.81       5.97      6.12       6.24       6.32      6.38
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    75         5.15       5.26      5.39       5.55       5.75      5.98       6.22      6.46       6.67       6.83      6.94
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    80         5.16       5.27      5.42       5.61       5.84      6.13       6.47      6.81       7.14       7.42      7.62
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    85         5.17       5.29      5.44       5.65       5.91      6.26       6.67      7.13       7.61       8.05      8.39
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------
    90         5.18       5.30      5.46       5.67       5.96      6.34       6.82      7.38       8.00       8.60      9.10
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ---------- --------- ----------


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                                       18

                   VARIABLE ANNUITY PAYMENTS UNDER OPTION E -
                          ANNUITY FOR SPECIFIED PERIOD

-------------------- ----------------- -------------------
                          AIR=3%            AIR=6%
-------------------- ----------------- ------------------
     NUMBER OF            MONTHLY            MONTHLY
       YEARS            INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5               $17.91             $19.17
-------------------- ----------------- ------------------
         6                15.14              16.42
-------------------- ----------------- ------------------
         7                13.16              14.46
-------------------- ----------------- ------------------
         8                11.68              13.00
-------------------- ----------------- ------------------
         9                10.53              11.87
-------------------- ----------------- ------------------
        10                 9.61              10.97
-------------------- ----------------- ------------------
        11                 8.86              10.24
-------------------- ----------------- ------------------
        12                 8.24              9.63
-------------------- ----------------- ------------------
        13                 7.71              9.12
-------------------- ----------------- ------------------
        14                 7.26              8.69
-------------------- ----------------- ------------------
        15                 9.87              8.31
-------------------- ----------------- ------------------
        16                 6.53              7.99
-------------------- ----------------- ------------------
        17                 6.23              7.71
-------------------- ----------------- ------------------
        18                 5.96              7.46
-------------------- ----------------- ------------------
        19                 5.73              7.24
-------------------- ----------------- ------------------
        20                 5.51              7.04
-------------------- ----------------- ------------------
        25                 4.71              6.32
-------------------- ----------------- ------------------
        30                 4.18              5.87
-------------------- ----------------- ------------------



                   VARIABLE ANNUITY PAYMENTS UNDER OPTION G -
                            UNIT REFUND LIFE ANNUITY

--------------- ------------------------- -------------------------
                         AIR=3%                    AIR=6%
--------------- ------------------------- -------------------------
     AGE OF
     PAYEE         MALE        FEMALE        MALE        FEMALE
--------------- ------------ ------------ ------------ ------------
      40          $3.14        $3.01        $5.16        $5.06
--------------- ------------ ------------ ------------ ------------
      45           3.29         3.13         5.28         5.14
--------------- ------------ ------------ ------------ ------------
      50           3.47         3.28         5.43         5.25
--------------- ------------ ------------ ------------ ------------
      55           3.69         3.47         5.63         5.40
--------------- ------------ ------------ ------------ ------------
      60           3.97         3.71         5.90         5.61
--------------- ------------ ------------ ------------ ------------
      65           4.32         4.01         6.26         5.90
--------------- ------------ ------------ ------------ ------------
      70           4.75         4.40         6.72         6.29
--------------- ------------ ------------ ------------ ------------
      75           5.30         4.90         7.32         6.82
--------------- ------------ ------------ ------------ ------------
      80           5.99         5.53         8.10         7.53
--------------- ------------ ------------ ------------ ------------
      85           6.84         6.34         9.10         8.46
--------------- ------------ ------------ ------------ ------------
      90           7.89         7.37         10.31        9.63
--------------- ------------ ------------ ------------ ------------


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                                       19

[LOGO] PHOENIX





               SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY

     ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS




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